Exhibit 99.1

WABCO Reports Q4 and Full Year 2010 Results, Another Strong Quarter in

Sales and Profit; Full Year Sales Up 47% and Incremental Operating Margin at

27%; Provides Guidance for 2011

•

Q4 2010 sales of $627 million, up 41 percent in local currencies and up 37 percent on a U.S. GAAP basis from a year ago; full year 2010 sales of $2,176 million, up 47 percent in local currencies and up 46 percent on a U.S. GAAP basis from a year ago

•	Q4 2010 operating margin of 12.3 percent on a performance basis, up from 6.2 percent a year ago; operating margin of 11.1 percent on a U.S. GAAP basis, up from 5.6 percent a year ago

•	Full year 2010 operating margin of 10.6 percent on a performance basis, up from 2.9 percent a year ago; operating margin of 10.0 percent on a U.S. GAAP basis, up from negative 1.0 percent a year ago

•	Q4 2010 diluted EPS of $1.01 on a performance basis, up from $0.36 a year ago; diluted EPS of $0.96 on a U.S. GAAP basis, up from $0.59 a year ago

•	Full year 2010 diluted EPS of $2.86 on a performance basis, up from $0.40 a year ago; diluted EPS of negative $3.50 on a U.S. GAAP basis, compared with $0.29 a year ago

•	In Q4 2010, WABCO generated $74.3 million in net cash from operating activities; in the same period, generated $49.4 million of free cash flow, excluding payments for streamlining activities

•

Provides guidance for full year 2011 sales growth from 18 to 23 percent in local currencies, full year 2011 diluted EPS on a performance basis from $3.75 to $4.15 and full year 2011 diluted EPS on a U.S. GAAP basis from $3.87 to $4.27

BRUSSELS, Belgium, February 11, 2011 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q4 2010 sales of $627 million, up 41 percent in local currencies and up 37 percent on a U.S. GAAP basis from a year ago, bringing full year 2010 sales to $2.18 billion, up 47 percent in local currencies and up 46 percent on a U.S. GAAP basis from a year ago, reflecting an industry that continues to rebound globally.

“Q4 2010 was another period of outstanding results as we significantly grew sales by 41 percent in local currencies while at the same time delivering an incremental operating profit margin at the remarkable level of 28 percent,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “Indeed, our fourth quarter results are fully consistent with WABCO’s strong performance that we built up during the previous three quarters in 2010, demonstrating throughout the year our ability for continuity in growing revenues, gaining productivity and delivering superior incremental profitability.”

“During full year 2010, we increased sales worldwide by 47 percent in local currencies, strongly outperforming all markets across the globe and delivering a record level of incremental operating profit margin at 27 percent,” said Esculier. “Also in 2010, we generated a record level of aftermarket revenues, marking a solid performance based on increased utilization of fleets, market growth and our continuous execution of WABCO’s aftermarket growth strategies initiated several years ago.”

“As the commercial vehicle industry maintained its recovery throughout 2010 and each region experienced double digit growth, WABCO posted remarkably high sales growth. Indeed, our truck and bus sales increased by 60 percent in Europe, 66 percent in South America, 69 percent in China and 77 percent in India,” said Esculier. “Ongoing strong market growth in emerging economies during 2010 has fully benefited WABCO as we continue with passion to drive major initiatives launched six years ago to globalize the company’s capabilities and customer reach, leveraging new technologies and systems, resulting in higher value of WABCO content per vehicle.”

WABCO reported Q4 2010 performance operating income of $76.9 million, up from $28.5 million a year ago, while operating income was $69.5 million on a U.S. GAAP basis, up from $25.7 million a year ago. This strong increase in performance operating income in Q4 2010 represents an incremental operating margin of 28 percent, excluding the impact from foreign exchange translations.

WABCO reported full year 2010 performance operating income of $230.5 million, up from $42.8 million a year ago, while operating income was $217.6 million on a U.S. GAAP basis, up from a $14.9 million loss a year ago. This major increase in performance operating income for full year 2010 represents an incremental operating margin of 27 percent, excluding the impact from foreign exchange translations.

WABCO reported Q4 2010 performance operating margin of 12.3 percent, up from 6.2 percent a year ago, while operating margin was 11.1 percent on a U.S. GAAP basis, up from 5.6 percent a year ago.

WABCO reported full year 2010 performance operating margin of 10.6 percent, up from 2.9 percent a year ago, while operating margin was 10.0 percent on a U.S. GAAP basis, up from a negative 1.0 percent a year ago.

WABCO reported Q4 2010 performance net income of $68.0 million or $1.01 per diluted share versus a performance net income of $23.2 million or $0.36 per diluted share a year ago, and Q4 2010 U.S. GAAP net income of $64.6 million or $0.96 per diluted share versus net income of $38.7 million or $0.59 per diluted share a year ago.

WABCO’s Q4 2010 earnings per diluted share on a performance basis includes the full year impact from adjusting the 2010 tax rate down to 15.6 percent, which we expect to maintain for the foreseeable future. This full year tax rate is down from a previously estimated tax rate of 18.0 percent, resulting in an additional $0.08 per diluted share in Q4 2010.

WABCO reported full year 2010 performance net income of $190.2 million or $2.86 per diluted share versus a performance net income of $25.7 million or $0.40 per diluted share a year ago, and a full year 2010 U.S. GAAP net loss of $226.1 million or $3.50 per diluted share versus net income of $18.8 million or $0.29 per diluted share a year ago. The 2010 U.S. GAAP net loss was impacted by the previously announced European Commission fine indemnification of EUR 326 million ($400.4 million at the date of assessment).

WABCO generated $74.3 million in net cash from operating activities in Q4 2010, resulting in free cash flow of $49.4 million, excluding payments for streamlining activities.

WABCO’s reported net cash from operating activities during full year 2010 was a usage of $190.0 million, which was negatively impacted by the payment of the European Commission fine indemnification. Excluding payments for the European Commission fine indemnification and streamlining activities as well as the benefit from the implementation of the company’s accounts receivable securitization program, WABCO generated free cash flow of $142.1 million.

“Q4 2010 results confirm WABCO’s ability to transform market recovery into efficient, profitable growth,” said Esculier. “This quarter, WABCO achieved an incremental gross profit margin of 38 percent, despite severe constraints in our supply base, and we generated an incremental operating profit margin of 28 percent, resulting in an operating margin above 12 percent.”

“Throughout 2010, we leveraged our significantly reduced cost structure that we had achieved in the previous year,” said Esculier. “As a result, for full year 2010, WABCO delivered an incremental gross profit margin of 38 percent and we generated an incremental operating profit margin of 27 percent, resulting in an operating margin above 10 percent.”

“WABCO’s Operating System, one of our industry’s most advanced management environments, generated $13.7 million of materials and conversion productivity in Q4 2010, with gross materials productivity representing 5.3 percent of total materials cost while, as anticipated, the effects of significantly higher prices for materials due to commodity inflation reduced net materials productivity to 3.0 percent,” said Esculier. “In Q4 2010, we generated 6.0 percent of conversion productivity, our highest ever quarterly level and a superlative achievement, especially in a period of high growth.”

“Throughout 2010, WABCO’s Operating System remained remarkably flexible to adapt to fast changing markets, delivering $54.3 million of materials and conversion productivity in 2010, with gross materials productivity representing 5.6 percent of total materials cost but, as expected, the impact of commodity inflation reduced net materials productivity to 3.9 percent,” said Esculier. “In 2010, we generated 5.8 percent of conversion productivity, an annual record and a mark of excellence in a year when WABCO rapidly and robustly ramped up production.”

Recent Highlights

Recently, Ford Motor Company Brazil honored WABCO with its 2010 Environmental Conservation Award. It recognizes WABCO’s contribution as a supplier for series production of Ford’s medium and heavy duty trucks, particularly for WABCO’s advanced environmental conservation in production processes, including continuous research, development and robust actions that extend beyond Ford South America and benefit society. Ford is one of the major manufacturers of commercial vehicles in Brazil.

Mercedes-Benz Brazil recently honored WABCO in Brazil with its 2010 Interação (Interaction) Award as a special prize. It acknowledges best supplier performance for series production of Mercedes-Benz trucks and buses, including WABCO’s capabilities for high flexibility while delivering superb quality in products and services. Mercedes-Benz Brazil is a leading manufacturer of commercial vehicles and subsidiary of the Daimler Group, the world’s biggest manufacturer of commercial vehicles with a global reach.

In January 2011, Meritor WABCO, the company’s joint venture in North America, announced that OnGuard™ Collision Safety System and SmartTrac™ Stability Control System have been integrated into North America’s leading transportation fleets, including Walmart and U.S. Xpress.

In December 2010, WABCO announced that it has been honored with multiple top supplier awards for the third year in a row by China National Heavy Truck Corporation (CNHTC), the largest manufacturer of heavy duty trucks in China. CNHTC Truck Company honored WABCO with its Excellent Supplier Award as well as Quality Improvement Award for 2010.

WABCO announced in December 2010 that WABCO India has won the 2010 India Manufacturing Excellence Award (IMEA) with Super Platinum distinction. It marks the third year that WABCO’s site in Chennai has been awarded IMEA platinum certification, resulting also in an IMEA Consistency Award to recognize the site’s honors in 2007, 2009 and 2010. IMEA is India’s largest on-site assessment of manufacturing practices benchmarked against global standards.

In December 2010, WABCO announced that it has started to supply vacuum pumps for series production for two main diesel engine programs within the Volkswagen Group: the 1.6 liter diesel engine from Volkswagen and the new 3.0 liter V6 diesel engine developed by AUDI. WABCO vacuum pump technology offers compact design and lowest possible power consumption, resulting in improved fuel efficiency and reduced CO2 emissions.

In November 2010, Meritor WABCO announced an agreement to supply Daimler Trucks North America with advanced air and water management valves for commercial vehicles using selective catalytic reduction (SCR) after treatment to meet today’s emission standards. Meritor WABCO is supplying valves on Freightliner and Western Star models with diesel engines using SCR.

Also in November 2010, Meritor WABCO received the 2010 Platinum Supplier Award from Wabash National Corporation, one of the leading manufacturers of semi trailers in North America, for the third year in a row. The award recognizes top quality and innovative supply chain performance. Meritor WABCO supplies trailer anti-lock braking systems, roll stability systems and InfoLink data gateway systems to Wabash National Corporation.

WABCO announced in November 2010 that the American Public Transportation Association (APTA), a leading industry organization to improve public transportation, has recognized WABCO for its participation in APTA’s Standards Development Program. In particular, APTA recognizes WABCO’s contribution in setting technical standards for air supply systems and air compressors to equip public bus fleets in the United States and Canada.

Full Year 2011 Guidance

Based on current market expectations, WABCO’s guidance for 2011 includes an estimated increase in 2011 sales that ranges from 18 to 23 percent in local currencies, performance operating margin to range from 12.6 to 13.6 percent, and operating margin on a U.S. GAAP basis to range from 12.2 to 13.2 percent, resulting in diluted earnings per share on a performance basis from $3.75 to $4.15, and diluted earnings per share on a U.S. GAAP basis from $3.87 to $4.27.

WABCO reiterates that it expects to convert between 80 and 90 percent of its net income into free cash flow, excluding payments associated with streamlining and separation activities.

“WABCO’s three-pillar strategy – technology leadership, global expansion and excellence in execution – fuels continuity in growth, productivity and profitability as we consistently demonstrate the success of WABCO,” said Esculier.

“In 2011, we see strong market growth and we expect to continue to outperform all global markets while further increasing WABCO content per vehicle, particularly in emerging economies,” said Esculier. “We also expect to continue to deliver strong incremental operating margin, reflecting our constant ability to generate productivity throughout the organization while fully benefiting from our expanding footprint in best cost countries.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2010 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on February 11 until midnight March 11, 2011. Replay dial-in number is +1 706 645 9291 and U.S. toll-free dial-in number is 800 642 1687. Pass code is 35196548.

About WABCO

WABCO (NYSE: WBC) is a leading supplier of safety and control systems for commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, trailer and bus manufacturers. With sales of $2.2 billion in 2010, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and full year 2010 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the European Commission fine indemnification, the one-time impact from the Indian joint venture transactions, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Q4 2010 Data Supplement Sheet

•	Twelve Months Ended December 31 2010 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Performance Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2011 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
(Amounts in millions, except share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$627.2	$459.6	$2,175.7	$1,491.5
Cost of sales	448.4	343.5	1,556.6	1,126.7
Streamlining expenses	1.3	0.8	4.0	37.0

Gross profit	177.5	115.3	615.1	327.8
Cost and expenses:
Selling and administrative expenses	82.5	72.4	307.4	251.9
Product engineering expenses	25.4	17.2	85.9	75.2
Streamlining expenses/(income)	—	0.5	(0.8)	19.8
Other operating expenses/(income), net	0.1	(0.5)	5.0	(4.2)

Operating income/(loss)	69.5	25.7	217.6	(14.9)

European Commission fine indemnification	—	—	(400.4)	—
Equity income of unconsolidated joint ventures, net	3.0	1.0	9.9	3.1
Other non-operating income/(expense), net	2.6	0.5	(2.2)	(5.3)
Indemnification and other settlements	—	—	—	41.3
Fair value adjustment/(charge) of the noncontrolling interest prior to taking control	—	—	—	(11.5)
Interest (expense)/income, net	(1.0)	(0.3)	(2.2)	0.5

Income/(loss) before income taxes	74.1	26.9	(177.3)	13.2

Income taxes	6.7	(14.4)	36.9	(10.7)

Net income/(loss) including noncontrolling interest	67.4	41.3	(214.2)	23.9

Less: Net income attributable to noncontrolling interest	2.8	2.6	11.9	5.1

Net income/(loss)	$64.6	$38.7	$(226.1)	$18.8

Net income/(loss) per common share
Basic	$0.99	$0.60	$(3.50)	$0.29
Diluted	$0.96	$0.59	$(3.50)	$0.29

Common shares outstanding
Basic	65,193,420	64,070,855	64,562,222	64,024,237
Diluted	67,585,997	65,364,248	64,562,222	65,030,557

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	December 31, 2010	December 31, 2009
(Amounts in millions)	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$67.1	$350.2
Accounts receivable, less allowance for doubtful accounts: $7.7 in 2010; $9.3 in 2009	265.9	264.2
Inventories	192.6	155.3
Taxes receivable on income	7.6	—
Future income tax benefits	7.3	4.6
Restricted cash	51.8	—
Other current assets	65.4	41.4

Total current assets	657.7	815.7

Facilities, less accumulated depreciation	350.3	368.2
Goodwill	378.4	399.4
Capitalized software costs, less accumulated amortization: $161.4 in 2010; $154.5 in 2009	21.6	22.0
Long-term future income tax benefits	57.9	56.2
Investments in unconsolidated joint ventures	13.3	11.1
Patents and intangibles	18.5	21.7
Other assets	27.2	21.3

Total Assets	$1,524.9	$1,715.6

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$16.7	$1.7
Accounts payable	158.4	111.2
Accrued payroll	103.0	68.8
Current portion of warranties	41.7	43.1
Taxes payable	—	21.8
Indemnification and other separation related liabilities	33.1	11.6
Streamlining liabilities	11.7	31.7
Income tax liabilities	29.0	10.4
Other accrued liabilities	106.9	54.9

Total current liabilities	500.5	355.2

Long-term debt	96.8	154.4
Post-retirement benefits	344.1	355.6
Deferred tax liabilities	26.7	25.8
Long-term indemnification liabilities	4.2	27.9
Long-term income tax liabilities	53.0	69.8
Other liabilities	39.6	48.0

Total Liabilities	1,064.9	1,036.7

Total Equity	460.0	678.9

Total Liabilities & Equity	$1,524.9	$1,715.6

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended December 31,
(Amounts in millions)
	2010	2009

Operating activities:
Net income including noncontrolling interest	$67.4	$41.3
Adjustments to reconcile net income to net cash (used in) / provided by operating activities:
Depreciation	15.6	20.6
Amortization of capitalized software and other intangibles	4.2	5.2
Fair value adjustment of the noncontrolling interest prior to taking control	—	0.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.7	(0.4)
Non-cash stock compensation	2.8	4.1
Deferred income taxes	(3.4)	(19.9)
Loss on sale or disposal of property, plant & equipment	6.2	1.2
Changes in assets and liabilities:
Accounts receivable	19.0	(4.9)
Inventories	2.8	10.5
Accounts payable	0.1	(4.2)
Other accrued liabilities and taxes	18.8	(33.2)
Post-retirement benefits	11.6	(1.3)
Other current and long-term assets	(30.8)	(8.6)
Other long-term liabilities	(40.7)	8.5

Net cash provided by operating activities	74.3	18.9

Investing activities:
Purchases of property, plant and equipment	(28.6)	(25.6)
Investments in capitalized software	(3.1)	(0.9)

Net cash used in investing activities	(31.7)	(26.5)

Financing activities:
Net repayments of long-term debt	(0.1)	(1.0)
Net repayments of revolving credit facilities	(118.8)	(7.2)
Net repayments of short-term debt	(3.0)	(13.8)
Dividends to non-controlling interest holders	(2.2)	(2.1)
Proceeds from exercise of stock options	37.1	0.2

Net cash used in financing activities:	(87.0)	(23.9)

Effect of exchange rate changes on cash and cash equivalents	0.1	(4.8)

Net decrease in cash and cash equivalents	(44.3)	(36.3)
Cash and cash equivalents at beginning of period	111.4	386.5

Cash and cash equivalents at end of period	$67.1	$350.2

WABCO HOLDINGS INC.

Q4 2010 Data Supplement Sheet (Unaudited)

	Quarter Ended December 31,
(Amounts in millions, except per share data)	2010	% of Sales/ Adj Sales	2009	% of Sales/ Adj Sales	Chg vs. 2009	% Chg vs. 2009
Sales
Reported	$627.2		$459.6		$167.6	36.5%
Foreign exchange translational effects	22.9		—		22.9

Adjusted Sales	$650.1		$459.6		$190.5	41.4%

Gross Profit
Reported	$177.5	28.3%	$115.3	25.1%	$62.2	53.9%
Streamlining costs	1.3		0.8		0.5
Separation costs	0.3		0.3		—

Performance Gross Profit	$179.1	28.6%	$116.4	25.3%	$62.7	53.9%
Foreign exchange translational effects	9.4		—		9.4

Adjusted Gross Profit	$188.5	29.0%	$116.4	25.3%	$72.1	61.9%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$108.0	17.2%	$89.6	19.5%	$18.4	20.5%
Streamlining costs	—		(0.5)		0.5
Separation costs	(0.5)		(1.2)		0.7
UK pension adjustment	(5.3)		—		(5.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$102.2	16.3%	$87.9	19.1%	$14.3	16.3%

Foreign exchange translational effects	5.5		—		5.5

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$107.7	16.6%	$87.9	19.1%	$19.8	22.5%

Operating Income
Reported	$69.5	11.1%	$25.7	5.6%	$43.8	170.4%
Streamlining costs	1.3		1.3		—
Separation costs	0.8		1.5		(0.7)
UK pension adjustment	5.3		—		5.3

Performance Operating Income	$76.9	12.3%	28.5	6.2%	48.4	169.8%
Foreign exchange translational effects	3.9		—		3.9

Adjusted Operating Income	$80.8	12.4%	$28.5	6.2%	$52.3	183.5%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$69.5		$25.7		$43.8
Equity in Income of Unconsolidated Joint Venture	3.0		1.0		2.0
Other non-operating expenses, net	2.6		0.5		2.1
Indemnification and Other settlements	—		—		—
Impact from India JV transaction	—		—		—
Net income attributable to noncontrolling interest	(2.8)		(2.6)		(0.2)

EBIT	$72.3	11.5%	$24.6	5.4%	$47.7	193.9%
Streamlining costs	1.3		1.3		—
Separation costs	(1.6)		0.6		(2.2)
Impact from India JV transaction	—		—		—
UK pension adjustment	5.3		—		5.3

Performance EBIT (Earnings Before Interest and Taxes)	$77.3	12.3%	$26.5	5.8%	$50.8	191.7%

Foreign exchange translational effects	4.3		—		4.3

Adjusted EBIT (Earnings Before Interest and Taxes)	$81.6	12.6%	$26.5	5.8%	$55.1	207.9%

Pre-Tax Income
EBIT	$72.3		$24.6		$47.7
Interest (expense)/income, net	(1.0)		(0.3)		(0.7)

Pre-Tax Income	$71.3		$24.3		$47.0

Streamlining costs	1.3		1.3		—
Separation costs	(1.6)		0.6		(2.2)
UK pension adjustment	5.3		—		5.3

Performance Pre-Tax Income	$76.3		$26.2		$50.1

Net Income
Reported Net Income	$64.6		$38.7		$25.9
Streamlining cost, net of tax	1.1		(2.3)		3.4
Tax items	0.4		(13.9)		14.3
Separation costs, net of tax and separation related taxes	(1.9)		0.7		(2.6)
UK pension adjustment, net of tax	3.8		—		3.8

Performance Net Income	$68.0		$23.2		$44.8

Performance Net Income per Diluted Common Share	$1.01		$0.36

Common Shares Outstanding - Diluted	67.6		65.4

	Gross Profit		Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘09	190.5		190.5
Increase in adjusted income from ‘09	72.1		52.3

Incremental Income as a % of Sales	38%		28%

***	Percentage Not Meaningful

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Twelve Months Ended December 31 2010 Data Supplement Sheet

(Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2010	% of Sales/ Adj Sales	2009	% of Sales/ Adj Sales	Chg vs. 2009	% Chg vs. 2009
Sales
Reported	$2,175.7		$1,491.5		$684.2	45.9%
Foreign exchange translational effects	20.4		—		20.4

Adjusted Sales	$2,196.1		$1,491.5		$704.6	47.2%

Gross Profit
Reported	$615.1	28.3%	$327.8	22.0%	$287.3	87.6%
Streamlining costs	4.0		37.0		(33.0)
Separation costs	1.0		1.0		—

Performance Gross Profit	$620.1	28.5%	$365.8	24.5%	$254.3	69.5%
Foreign exchange translational effects	11.8		—		11.8

Adjusted Gross Profit	$631.9	28.8%	$365.8	24.5%	$266.1	72.7%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$397.5	18.3%	$342.7	23.0%	$54.8	16.0%
Streamlining costs	0.8		(19.7)		20.5
Separation costs	(3.4)		—		(3.4)
UK pension adjustment	(5.3)		—		(5.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$389.6	17.9%	$323.0	21.7%	$66.6	20.6%
Foreign exchange translational effects	9.9		—		9.9

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$399.5	18.2%	$323.0	21.7%	$76.5	23.7%

Operating Income/(Loss)
Reported	$217.6	10.0%	$(14.9)	-1.0%	$232.5
Streamlining costs	3.2		56.7		(53.5)
Separation costs	4.4		1.0		3.4
UK pension adjustment	5.3		—		5.3

Performance Operating Income	$230.5	10.6%	42.8	2.9%	187.7	+++
Foreign exchange translational effects	1.9		—		1.9

Adjusted Operating Income	$232.4	10.6%	$42.8	2.9%	$189.6	+++

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$217.6		$(14.9)		$232.5
Equity in Income of Unconsolidated Joint Venture	9.9		3.1		6.8
Other non-operating expenses, net	(2.2)		(5.3)		3.1
EC fine	(400.4)		—		(400.4)
Indemnification and Other settlements	—		41.3		(41.3)
Impact from India JV transaction	—		(11.5)		11.5
Net income attributable to noncontrolling interest	(11.9)		(5.1)		(6.8)

EBIT	$(187.0)	-8.6%	$7.6	0.5%	$(194.6)	+++
Streamlining costs	3.2		56.7		(53.5)
Separation costs	5.7		(36.4)		42.1
EC fine	400.4		—		400.4
Impact from India JV transaction	—		11.0		(11.0)
UK pension adjustment	5.3		—		5.3

Performance EBIT (Earnings Before Interest and Taxes)	$227.6	10.5%	$38.9	2.6%	$188.7	+++

Foreign exchange translational effects	(0.3)		—		(0.3)

Adjusted EBIT (Earnings Before Interest and Taxes)	$227.3	10.4%	$38.9	2.6%	$188.4	+++

Pre-Tax (Loss)/Income
EBIT	$(187.0)		$7.6		$(194.6)
Interest (expense)/income, net	(2.2)		0.5		(2.7)

Pre-Tax (Loss)/Income	$(189.2)		$8.1		$(197.3)

Streamlining costs	3.2		56.7		(53.5)
Separation costs	5.7		(36.4)		42.1
EC fine	400.4		—		400.4
Impact from India JV transaction	—		11.0		(11.0)
UK pension adjustment	5.3		—		5.3

Performance Pre-Tax Income	$225.4		$39.4		$186.0

Net Loss/(Income)
Reported Net Loss/(Income)	$(226.1)		$18.8		$(244.9)
Streamlining cost, net of tax	2.8		46.4		(43.6)
Tax items	5.2		(11.5)		16.7
Separation costs, net of tax and separation related taxes	4.1		(37.8)		41.9
EC fine	400.4		—		400.4
Impact from India JV transaction, net of tax	—		9.8		(9.8)
UK pension adjustment, net of tax	3.8		—		3.8

Performance Net Income	$190.2		$25.7		$164.5

Performance Net Income per Diluted Common Share	$2.86		$0.40

Common Shares Outstanding - Diluted	66.5		65.0

	Gross Profit		Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘09	704.6		704.6
Increase in adjusted income from ‘09	266.1		189.6

Incremental Income as a % of Sales	38%		27%

***	Percentage Not Meaningful

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Performance Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net Cash Provided by / (Used) in Operating Activities	$74.3	$18.9	$(190.0)	$146.4

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(31.7)	(26.5)	(73.7)	(66.4)

Free Cash Flow	$42.6	$(7.6)	$(263.7)	$80.0

Less: EC fine indemnification payment	—	—	(437.2)	—
Less: Streamlining payments	(6.8)	(10.2)	(28.2)	(40.1)
Less: One-time impact from implementation of accounts receivable securitization program	—	—	59.6	—

Free Cash Flow excluding streamlining payments	$49.4	$2.6	$142.1	$120.1

Note: This statement reconciles net cash provided by operating activities to free cash flow on a performance basis. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2011 Guidance

(Unaudited)

(Amounts in millions, except per share data)	12 Months Ended December 31, 2011 Estimate

Operating Income

Reported Operating Income Margin	12.2% - 13.2%
Streamlining cost, impact to margin	0.3%
Separation costs, impact to margin	0.1%

Performance Operating Income Margin	12.6% - 13.6%

Net Income

Reported Net Income	$266.8 - $294.5
Streamlining cost, net of tax	6.3
Tax items	3.0
Separation costs, net of tax and separation related taxes	(17.4)

Performance Net Income	$258.7 - $286.4

Reported Net Income per Diluted Common Share	$3.87 - $4.27

Performance Net Income per Diluted Common Share	$3.75 - $4.15

Diluted common shares outstanding	69.0

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.